As filed with the Securities and Exchange Commission on August 23, 2024
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________
ARQ, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-5472457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
(720) 598-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________

Robert Rasmus
Chief Executive Officer
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
(720) 598-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________
Copies to:

Clay Smith	Jeffrey A. Sherman
General Counsel and Secretary	Faegre Drinker Biddle & Reath LLP
8051 E. Maplewood Ave., Suite 210	1144 15th Street, Suite 3400
Greenwood Village, CO 80111	Denver, CO 80202
(720) 598-3500	(303) 607-3500
____________________________
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
____________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
 Subject to completion, dated August 23, 2024

PROSPECTUS

Arq, Inc.

$100,000,000

Common Stock
Preferred Stock
Warrants
Units
____________________________

We may offer and sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. These securities may, if applicable, be convertible into, or exercisable or exchangeable for, other securities described in this prospectus.
This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus.
The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and underwriter options will be set forth in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Market ("Nasdaq") under the symbol "ARQ." On August 21, 2024, the last reported sales price of a share of our common stock on Nasdaq was $6.60. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

An investment in our securities is subject to various risks. See the sections entitled “Risk Factors” starting on page 2 of this prospectus, "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K as well as in any of our subsequent filings with the Securities and Exchange Commission ("SEC"), and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $100,000,000.
This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of such offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplement by reference. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplements or free writing prospectus, together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation by Reference." Any information in any accompanying prospectus supplement, any free writing prospectus or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses we have prepared or authorized. You should rely only on the information provided in this prospectus or any prospectus supplement, including information incorporated by reference herein or therein, or any free writing prospectus that we have specifically referred you to. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any prospectus supplement or any documents we incorporate herein or therein, or in any free writing prospectus, is current only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "we," "us," "our," "Arq" or the "Company" refer to Arq, Inc. together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants, including us, that file electronically with the SEC.
We also make available, free of charge, on or through our Internet website, www.arq.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or that can be accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. In addition, you may request copies of these filings at no cost at: Arq, Inc., 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111, telephone: (720) 598-3500.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), including exhibits, of which this prospectus forms a part, with respect to the securities that may be offered hereunder. This prospectus does not contain all of the information set forth in the registration statement and exhibits thereto. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to you for free on the SEC’s website listed above.

INCORPORATION BY REFERENCE
The SEC allows us to "incorporate by reference" into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC, as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:
•    our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 12, 2024, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2024;
•    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 8, 2024 and August 12, 2024, respectively;
•    our Current Reports on Form 8-K filed with the SEC on January 24, 2024, January 31, 2024, February 13, 2024, April 16, 2024, May 16, 2024, and June 13, 2024;
•    the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on July 6, 2016, as updated by Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description; and
•the description of our Series B Junior Participating Preferred Stock (currently traded with our common stock) contained or incorporated by reference in our Registration Statement on Form 8-A filed with the SEC on May 8, 2017, as most recently amended by our Registration Statement on Form 8-A, as amended, filed on April 16, 2024, as updated by any amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:
Arq, Inc.
8051 E. Maplewood Ave., Suite 210
Greenwood Village, CO 80111
Attn: General Counsel and Secretary
(720) 598-3500

ABOUT THE COMPANY
Arq, Inc. ("we," "us," "our," "Arq" or the "Company"), is an environmental technology company that is principally engaged in the sale of consumable air, water, and soil treatment solutions primarily based on activated carbon ("AC"). Our proprietary AC products enable customers to reduce air, water, and soil contaminants, including mercury, per and polyfluoroalkyl substances ("PFAS") and other pollutants, to help our customers maximize effectiveness and to improve operating efficiencies to meet the challenges of existing and pending air quality and water regulations. We manufacture and sell AC and other chemicals used to capture and remove contaminants for coal-fired power generation, industrial and water treatment markets, which we collectively refer to as the advanced purification technologies ("APT") market.
Our primary products are comprised of AC, which is produced from a variety of carbonaceous raw materials. Our AC products include both powdered activated carbon ("PAC") and granular activated carbon ("GAC"). Additionally, we own the Five Forks Mine, a lignite mine that currently supplies the primary raw material for the manufacturing of our products.
In February 2023, we acquired 100% of the equity of the subsidiaries of Arq Limited (hereafter the Arq Limited subsidiaries referred to as "Legacy Arq,", and the acquisition itself referred to as the "Arq Acquisition") to secure access to a feedstock, a manufacturing facility and certain patented processes as a means to manufacture additional GAC products for sale into the APT and other markets. With the Arq Acquisition, we now control bituminous coal waste reserves and own a manufacturing facility, both located in Corbin, Kentucky (the "Corbin Facility"), and a process to recover and purify the bituminous coal fines for sale or further conversion to GAC products. Under this manufacturing process, we convert coal waste into a purified, microfine carbon powder known as Arq powderTM ("Arq Powder"). We expect to begin using Arq Powder as a feedstock to manufacture high-quality GAC products for sale in the APT and other markets by the end of 2024.
We believe Arq Powder has additional potential for us to access new markets and applications. We expect to secure customer interest in Arq Powder as an additive into other markets, such as components for asphalt. These products utilizing Arq Powder are expected to have a lower carbon footprint compared to similar products utilizing conventional materials. These applications are currently in various stages of proof-of-concept testing or preliminary customer testing.
In February 2024, as part of a larger rebranding, we changed our name to Arq, Inc., and on February 1, 2024, our common stock commenced trading under the ticker symbol, "ARQ."
Our Corporate Information
We were incorporated as a Delaware corporation in 2011. Our current corporate headquarters address is 8051 E. Maplewood Ave., Suite 210, Greenwood Village, Colorado 80111. Our official company website can be found at www.arq.com. Information included or referred to on, or otherwise accessible through, our website is not deemed to form a part of, or be incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on that information when making a decision to invest in our securities.

 RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider the risks, uncertainties and other factors described under the caption "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q, that we have filed or will file with the SEC, and in other documents which are incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in any accompanying prospectus supplement, together with all of the other information included in this prospectus. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these or any unanticipated risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and the trading price of our securities could decline, causing you to lose some or all of your investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated by reference therein, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. Words or phrases such as "anticipates," "believes," "may," "expects," "intends," "plans," "estimates," "predicts," the negative expressions of such words, or similar expressions are used in this prospectus to identify forward-looking statements, and such forward-looking statements include, but are not limited to, statements or expectations regarding:
•the anticipated effects from an increase in pricing of our AC products;
•the anticipated effects from an increase in costs of our AC products and related cost increases in supply and logistics;
•expected supply and demand for our AC products and services;
•increasing competition in the AC market;
•the ability to successfully integrate Legacy Arq’s business;
•the ability to develop and utilize Legacy Arq’s products and technology;
•the ability to make Legacy Arq’s products commercially viable;
•the expected future demand of Legacy Arq’s products;
•future level of research and development activities;
•future plant capacity expansions and site development projects, including the GAC Facility;
•the effectiveness of our technologies and the benefits they provide;
•probability of any loss occurring with respect to certain guarantees made by Tinuum Group;
•the timing of awards of, and work and related testing under, our contracts and agreements and their value;
•the timing and amounts of, or changes in, future revenues, backlog, funding for our business and projects, margins, expenses, earnings, tax rates, cash flows, royalty payment obligations, working capital, liquidity and other financial and accounting measures;
•the amount and timing and favorability of terms related to additional required financings;
•awards of patents designed to protect our proprietary technologies both in the U.S. and other countries;
•the adoption and scope of regulations to control certain chemicals in drinking water and other environmental concerns;
•the impact of adverse global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, and geopolitical events or conflicts;
•opportunities to effectively provide solutions to U.S. coal-related businesses to comply with regulations, improve efficiency, lower costs and maintain reliability; and
•the impact of prices of competing power generation sources such as natural gas and renewable energy on demand for our products.
The forward-looking statements included in this prospectus and the documents incorporated by reference herein, and any prospectus supplement and the documents incorporated by reference therein, involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them; the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations, accounting rules, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; our inability to commercialize our products on favorable terms; our inability to effectively and efficiently commercialize new products; changes in construction costs or availability of construction materials; our inability to effectively manage construction and startup of the Red River GAC Facility or Corbin Facility; our inability to obtain required financing or financing on terms that are favorable to us; our inability to ramp up our operations to effectively address recent and expected growth in our business; loss of key personnel; ongoing effects of the inflation and macroeconomic uncertainty, including from the ongoing pandemic and armed conflicts around the world, and such uncertainty’s effect on market demand and input costs; availability of materials and equipment for our business; intellectual property infringement claims from third parties; pending litigation; as well as other factors relating to our business strategy, goals and expectations concerning the Arq Acquisition (including future operations, future performance or results); our ability to maintain relationships with customers, suppliers and others with whom we do business and meet supply requirements, or our results of operations and business generally; risks related to diverting management's attention from our ongoing business operations; costs related to the Arq Acquisition; opportunities for additional sales of our AC products and end-market diversification; the timing and scope of new and pending regulations and any legal challenges to or extensions of compliance dates of them; our ability to meet customer supply requirements; the rate of coal-fired power generation in the U.S., the timing and cost of capital expenditures and the resultant impact to our liquidity and cash flows as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements made in this prospectus and the documents incorporated by reference herein, and any prospectus supplement and the documents incorporated by reference therein, and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DILUTION
We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•the net tangible book value per share of our equity securities before and after the offering;
•the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock, together with the additional information in any applicable prospectus supplement, and certain provisions of our second amended and restated certificate of incorporation, as amended (our "Certificate of Incorporation"), our amended and restated bylaws (the "Bylaws"), and our Tax Asset Protection Plan (as further described below), as amended, are summaries and are qualified by reference to our Certificate of Incorporation, Bylaws and Tax Asset Protection Plan, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
Our authorized capital stock consists of 150,000,000 shares of capital stock, par value $0.001 per share, of which:
•100,000,000 shares are designated as common stock; and
•50,000,000 shares are designated as preferred stock.
As of August 21, 2024, there were 36,513,855 shares of our common stock outstanding and no shares of our preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of Nasdaq, to issue additional shares of our capital stock. 50,000 shares of Series B Junior Participating Preferred Stock, par value $0.001 per share, are authorized and reserved for issuance upon the exercise of the Rights (as defined below) under our Tax Asset Protection Plan, as described below.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Our Certificate of Incorporation does not provide for cumulative voting rights. Our Bylaws provide that the election of any director and proposals designated by the directors will be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. With respect to matters other than the election of directors and proposals designated by the director as being subject to a plurality vote, such matters shall be approved if the votes cast favoring the matter exceed the votes cast opposing the matter at a meeting of the stockholders by the holders of stock entitled to vote. The holders of one-third of the voting power of the outstanding shares of common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Dividends
Our Bylaws provide that, subject to applicable law, dividends upon shares of our capital stock may be declared by the board of directors and may be paid in cash, in property or in shares of our capital stock, unless otherwise provided by applicable law. The right of holders of common stock to receive dividends is subject to the preferential rights, if any, of any preferred stock at the time outstanding.
Liquidation
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and other liabilities and the preferential amounts to which the holders of any outstanding shares of preferred stock are entitled to receive on dissolution, liquidation, or winding up, the holders of the common stock are entitled to share on a pro rata basis in our remaining assets.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Preferred Stock
As of August 21, 2024, there were no shares of preferred stock outstanding.
Our Certificate of Incorporation provides that our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors also has the authority to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. The prospectus supplement relating to any preferred stock that may be offered will include specific terms relating to the offering.
Anti-Takeover Provisions
Certain provisions of Delaware law, and our Certificate of Incorporation and Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Takeover Statute and Certain Business Combinations
We have elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, subject to certain exceptions. Our Certificate of Incorporation includes provisions requiring certain business combinations to be approved by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock, voting together as a single class, including the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock not owned directly or indirectly by any interested stockholder (i.e. a person who owns 10% or more of our outstanding voting stock) or any affiliate of an interested stockholder. Subject to some exceptions set forth in the Certificate of Incorporation, such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by applicable law or in any agreement with any national securities exchange or otherwise.
Removal of Directors; Vacancies.
The DGCL provides that a director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Our Bylaws provide that newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the board of directors, may be filled by the affirmative votes of a majority of the remaining members of the board of directors, although less than a quorum. A director so elected shall hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
No Cumulative Voting.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Stockholder Meetings; Requirements for Advance Notice.    Our Bylaws provide that special meetings of stockholders for any purpose or purposes may be called pursuant to a resolution approved by the board of directors or by the holders of shares entitled to cast not less than 20% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the board of directors shall fix. Our Bylaws provide that notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting and that notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.
Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of Nasdaq, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.
Tax Asset Protection Plan. On May 5, 2017, our board of directors approved the Tax Asset Protection Plan (the "Original TAPP," and as amended up to the date of this prospectus, the "TAPP") and declared a dividend of one preferred share purchase right (each, a "Right") for each outstanding share of our common stock. During the years 2018-2024, we executed amendments to the TAPP (the "TAPP Amendments"), which extend the duration of the TAPP to a later "Final Expiration Date" and make associated changes in connection therewith. The most recent TAPP Amendment extended the Final Expiration Date to be the close of business on the earlier of (i) December 31, 2025 or (ii) December 31, 2024 if stockholder approval has not been obtained prior to such date. Our stockholders approved the most recent TAPP Amendment at our annual meeting, held on June 10, 2024.
The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an "Acquiring Person" (as defined in the TAPP) by acquiring beneficial ownership of 4.99% or more of our outstanding common stock, or, in the case of a person that had beneficial ownership of 4.99% or more of our outstanding common stock upon execution of the Original TAPP, by obtaining beneficial ownership of additional shares of common stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. Subject to the terms, provisions and conditions of the TAPP, if the Rights become exercisable, each Right would initially represent the right to purchase one ten-thousandth of a shares of our Series B Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $50.00, subject to certain adjustments. The description and terms of the Rights were set forth in the Original TAPP, dated as of May 5, 2017, by and between us and Computershare Trust Company, N.A., as Rights Agent, as amended.
The TAPP was adopted in an effort to protect stockholder value by attempting to diminish the risk that our ability to use certain general business credits carryforwards to reduce potential future federal income tax obligations may become substantially limited if we experience an "ownership change," as defined by Section 382 of the Internal Revenue Code. The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of our outstanding common stock without the approval of the board of directors. Stockholders who beneficially owned 4.99% or more of our outstanding common stock upon execution of the TAPP will not trigger the TAPP so long as they do not acquire beneficial ownership of additional shares of our common stock. The board of directors may, in its sole discretion, also exempt any person from triggering the TAPP.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on Nasdaq under the symbol "ARQ."

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•the title of such securities;
•the offering price or prices and aggregate number of warrants offered;
•the currency or currencies for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•the terms of any rights to force the exercise of the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase a share of common stock or preferred stock, as applicable, at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may offer and sell securities offered by means of this prospectus in and outside the United States in one or more of the following ways from time to time:
•to or through underwriters or dealers;
•directly to one or more purchasers, including through a specific bidding, auction or other process;
•through agents;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•a combination of any of the above methods of sale; and
•through any other method permitted pursuant to applicable law and described in a prospectus supplement.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents;
•the purchase price of the offered securities;
•the net proceeds to us;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;
•any commissions paid to agents; and
•any securities exchanges on which the offered securities may be listed.
We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. We will describe the terms of direct sales in the prospectus supplement.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.
If we utilize an underwriter in the sale of the securities offered by this prospectus, we will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.
Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.
If we use delayed delivery contracts, we will, directly or through agents, underwriters or dealers, disclose that they are using them in the prospectus supplement and state when they will demand payment and delivery of the securities under the delayed delivery contracts. We may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
To facilitate the offering of securities, any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on The Nasdaq Global Market. Any common stock sold by this prospectus will be listed for trading on The Nasdaq Global Market subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of our securities.
Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS
The validity of the issuance of securities offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with the securities offered hereby may be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Arq, Inc. and subsidiaries (the “Company”) incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, have been audited by Moss Adams, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Arq, Inc.

$100,000,000

Common Stock
Preferred Stock
Warrants
Units

Prospectus

, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses payable by us in connection with the securities being registered hereby.

SEC filing fee	$14,760
FINRA fee	*
Printing fees and expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*

Total	$14,760
———————
*    Other than the SEC filing fee, these fees and expenses will be calculated based on number and manner of issuances and the amount of securities offered and therefore cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation and Bylaws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.
We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments we may make to our officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
In addition, any underwriting agreement or sales agreement to be filed and incorporated by reference as an exhibit to this registration statement may provide for indemnification of our directors and officers by the underwriters or agents against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1
Second Amended and Restated Certificate of Incorporation of Advanced Emissions Solutions, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2013).

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective February 1, 2024 (incorporated by reference from Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024).

3.3	Certificate of Designation of Series A Preferred Stock (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 1, 2023).
3.4
Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock of Advanced Emissions Solutions, Inc. (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 8, 2017).

3.5	Amended and Restated Bylaws of Arq, Inc., as amended (incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2024).
4.1
Tax Asset Protection Plan dated as of May 5, 2017, by and between the Company and Computershare Trust Company N.A., as rights agent, which includes as Exhibit B the Form of Rights Certificate (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 001-37822) filed on May 8, 2017).

4.2
First Amendment to Tax Asset Protection Plan, dated as of April 6, 2018 by and between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference from Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 001-37822) filed on April 11, 2018).

4.3
Second Amendment to Tax Asset Protection Plan, dated as of April 5, 2019 by and between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference from Exhibit 4.3 to the Company's Current Report on Form 8-K (File No. 001-37822) filed on April 11, 2019).

4.4
Third Amendment to Tax Asset Protection Plan, dated as of April 8, 2020 by and between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference from Exhibit 4.4 to the Company's Current Report on Form 8-K (File No. 001-37822) filed on April 9, 2020).

4.5
Fourth Amendment to Tax Asset Protection Plan, dated as of April 9, 2021 by and between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference from Exhibit 4.5 to the Company's Current Report on Form 8-K (File No. 001-37822) filed on April 13, 2021).

4.6
Fifth Amendment to Tax Asset Protection Plan, dated as of March 15, 2022 by and between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference from Exhibit 4.6 to the Company's Current Report on Form 8-K (File No. 001-37822) filed on March 16, 2022).

4.7
Sixth Amendment to Tax Asset Protection Plan, dated as of April 13, 2023 by and between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference from Exhibit 4.7 to the Company's Current Report on Form 8-K (File No. 001-37822) filed on April 14, 2023).

4.8
Seventh Amendment to Tax Asset Protection Plan, dated as of April 15, 2024, by and between the Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 001-37822) filed on April 16, 2024).

4.9*	Form of Certificate of Designation for Preferred Stock.
4.10*	Form of Preferred Stock Certificate.
4.11*	Form of Warrant Agreement (including Form of Warrant).
4.12*	Form of Unit Agreement (including Form of Unit Certificate).
5.1**	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1**	Consent of Moss Adams LLP.
23.2**	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page).
107**	Filing Fee Table.
_____________________
*    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**    Filed herewith.

Item 17. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, Colorado, on August 23, 2024.

ARQ, INC.

By:	/s/ Robert Rasmus
Name: Robert Rasmus Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Rasmus and Stacia Hansen, and each of them, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

Name	Title	Date

/s/ Robert Rasmus
Robert Rasmus	Chief Executive Officer, Director (Principal Executive Officer)	August 23, 2024

/s/ Stacia Hansen
Stacia Hansen	Chief Accounting Officer (Principal Accounting and Financial Officer)	August 23, 2024

/s/ Jeremy Blank
Jeremy Blank	Director	August 23, 2024

/s/ Laurie Bergman
Laurie Bergman	Director	August 23, 2024

/s/ Richard Campbell-Breeden
Richard Campbell-Breeden	Director	August 23, 2024

/s/ Carol Eicher
Carol Eicher	Director	August 23, 2024

/s/ Gilbert Li
Gilbert Li	Director	August 23, 2024

/s/ Julian McIntyre
Julian McIntyre	Director	August 23, 2024

/s/ L. Spencer Wells
L. Spencer Wells	Director	August 23, 2024